UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2025

Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7171 Southwest Parkway Building 400 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 16, 2025, SolarWinds Corporation, a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2025, by and among the Company, Starlight Parent, LLC, a Delaware limited liability company (“Parent”), and Starlight Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are each affiliates of the private equity investment firm Turn/River Capital, L.P. (“Turn/River”).

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Financing; New Credit Agreement

Parent obtained equity and debt financing for the purpose of financing the transactions contemplated by the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), Parent, as the borrower, and the Company, as a guarantor, entered into (i) that certain First Lien Credit Agreement, dated as of April 16, 2025, consisting of a first lien term facility in an aggregate principal amount equal to $2.225 billion and a revolving facility in an aggregate principal amount equal to $200.0 million, by and among Parent, Starlight MidCo, LLC, a Delaware limited liability company (“Holdings”), the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other persons party thereto (the “First Lien Credit Agreement”); and (ii) that certain Second Lien Credit Agreement, dated as of April 16, 2025, consisting of a second lien term facility in an aggregate principal amount equal to $525.0 million, by and among Parent, Holdings, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, Alter Domus (US) LLC, as administrative agent and collateral agent and the other persons party thereto (the “Second Lien Credit Agreement”).

Funds advised by Turn/River and certain other institutional equity co-investors (collectively, the “Investor Group”) capitalized Parent as of the Effective Time on the terms and subject to the conditions set forth in the equity commitment letters delivered by the applicable funds of the Investor Group.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the completion of the Merger, the Company paid all outstanding fees and expenses and terminated all credit commitments outstanding under that certain First Lien Credit Agreement, dated as of February 5, 2016, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among SolarWinds Holdings, Inc., a Delaware corporation, as borrower, SolarWinds Intermediate Holdings I, Inc., a Delaware corporation, the subsidiary guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the financial institutions from time to time party thereto, as lenders, and the other parties identified therein.

In addition, effective immediately prior to the Effective Time, that certain Amended and Restated Stockholders’ Agreement dated as of October 18, 2018, as amended, by and among the Company and the stockholders party thereto was terminated by the requisite parties in accordance with the terms thereof.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) (other than (a) any shares for which appraisal rights have been properly demanded and perfected in accordance with Delaware law (collectively, the “Dissenting Shares”) and (b) any shares of Company Common Stock held by (i) the Company as treasury stock, (ii) Parent or any of its subsidiaries, including Merger Sub, or (iii) any of the Company’s subsidiaries (other than, in each case, shares of Company Common Stock that are held in a fiduciary or agent capacity and are beneficially owned by third parties) (collectively, the “Cancelled Shares”)), was cancelled and converted into the right to receive $18.50 in cash, without interest thereon (the “Per Share Merger Consideration”).

Treatment of Company Equity Awards

Each option to purchase shares of Company Common Stock (each, a “Company Option”) that was outstanding as of immediately prior to the Effective Time was cancelled, and as consideration therefor, the former holder thereof received an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of each such Company Option; and (ii) the number of shares of Company Common Stock underlying such Company Option. Any Company Option for which the exercise price per share was equal to or greater than the Per Share Merger Consideration was cancelled and terminated without any consideration in respect thereof.

Each award of restricted stock units of the Company granted pursuant to a fiscal year 2024 performance share unit agreement award (each, a “Company PSU”) that was outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into the contingent right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the Per Share Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company PSU (the “Cash Replacement Company PSU”). The Cash Replacement Company PSUs will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Company PSUs for which the Cash Replacement Company PSU was exchanged would have vested and been payable pursuant to their terms. The Cash Replacement Company PSUs will otherwise have the same time vesting and settlement terms and conditions as were applicable to the underlying Company PSUs immediately prior to the Effective Time (except for the terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement) with respect to the receipt of the Cash

Replacement Company PSU Amount. For the purposes of the foregoing calculation, the number of shares of Company Common Stock subject to such Company PSU were calculated and determined based on the number of shares subject to such Company PSU (or portion thereof) that were eligible to vest (as determined by the Company in accordance with the applicable award agreement based on the attained performance level for such Company PSU), absent the cancellation of such Company PSU pursuant to the Merger Agreement.

Each (i) award of performance stock units granted pursuant to a performance share unit agreement of the Company outstanding immediately before the Effective Time that was once subject to performance-based vesting conditions and the applicable performance level with respect to which was determined prior to the Agreement Date (“Company Earned PSUs”); and (ii) award of restricted stock units of the Company (together with the Company Earned PSUs, the “Company RSUs”) that was, in each case, outstanding and vested as of immediately prior to the Effective Time or that vested in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (a “Vested Company RSU”) was cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the Per Share Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Vested Company RSU.

Each award of Company RSUs (or portion thereof) outstanding as of immediately prior to the Effective Time that was not a Vested Company RSU (an “Unvested Company RSU”) was, as of immediately prior to the Effective Time, automatically cancelled and converted into a contingent a right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (i) the Per Share Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Unvested Company RSU (the “Cash Replacement Company RSU Amount”). The Cash Replacement Company RSU Amount will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which the Cash Replacement Company RSU Amount was exchanged would have vested and been payable pursuant to their terms. Any Cash Replacement Company RSU Amount will otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSUs immediately prior to the Effective Time (except for the terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2025, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on April 16, 2025 that the Merger had been completed, and the Company requested that NYSE file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the SEC to delist the Company Common Stock from the NYSE and deregister the Company Common Stock pursuant to Section 12(b) of the Exchange Act.

The Company Common Stock ceased trading on the NYSE effective prior to the opening of trading on April 16, 2025. After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Merger, each issued and outstanding share of Company Common Stock (other than the Dissenting Shares and the Cancelled Shares) was automatically cancelled and converted, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger on April 16, 2025, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s stockholders in connection with the Merger was approximately $3.206 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from the Investor Group and the proceeds received in connection with the debt financing arrangements contemplated by the First Lien Credit Agreement and the Second Lien Credit Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, each of Sudhakar Ramakrishna, Cathleen Benko, William Bock, Kenneth Hao, Dennis Howard, Catherine Kinney, Doug Smith, Easwaran Sundaram and Michael Widmann resigned from the Board of Directors of the Company (the “Board”) and any committees of the Board on which they served and ceased to be directors of the Company. These resignations were not a result of any disagreements between the Company and the resigning directors on any matter relating to the Company’s operations, policies or practices. Also in accordance with the terms of the Merger Agreement, effective upon completion of the Merger the following persons became directors of the Surviving Corporation: Sudhakar Ramakrishna, Dominic Ang, Chase Sorgel, Matt Amico, and Alvin Ang.

Effective upon completion of the Merger, the officers of the Company immediately prior to the completion of the Merger will continue to be the officers of the Surviving Corporation.

Effective as of the Effective Time, the Company terminated the Company’s 2018 Employee Stock Purchase Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the Third Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Effective upon completion of the Merger, the Amended and Restated Bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 8.01	Other Events.

On April 16, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 7, 2025, by and among Starlight Parent, LLC, Starlight Merger Sub, Inc., and SolarWinds Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2025).

3.1	Fourth Amended and Restated Certificate of Incorporation of SolarWinds Corporation.

3.2	Second Amended and Restated Bylaws of SolarWinds Corporation.

99.1	Press Release, dated April 16, 2025.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

	By:	/s/ Lewis W. Black
	Name:	Lewis W. Black
	Title:	Chief Financial Officer

Date: April 16, 2025